Exhibit 10.8.2

DATED	2010
(1)	SELLERS’ REPRESENTATIVE

(2)	BLUE FX HOLDINGS CORPORATION

(3)	COWLEY CORPORATION

(4)	FXCM HOLDINGS, LLC

(5)	FXCM INC.
POST CLOSING AGREEMENT NO. 1
IN RELATION TO COMPLETION OF THE SALE AND PURCHASE OF ALL THE SHARES IN ODL GROUP LIMITED PURSUANT TO THE SHARE PURCHASE AGREEMENT DATED 1 MAY 2010 AS AMENDED BY A CLOSING AGREEMENT DATED 1 OCTOBER 2010 AND DEED OF ASSIGNMENT DATED 1 OCTOBER 2010.
REFERENCE : DJB/RPF/CRJ/502764.00002

Reed Smith llp
The Broadgate Tower
20 Primrose Street
London EC2A 2RS
Phone: +44 (0) 20 3116 3000
Fax: +44 (0) 20 3116 3999
DX1066 City / DX18 London

reedsmith.com

AGREEMENT dated	2010
BETWEEN:
(1)	GILES ELLIOTT of Barelands Farm, Bells Yew Green, Tunbridge Wells, Kent TN3 9BD in his capacity as Sellers’ Representative under clause 13 of the SPA (as defined below) (“Sellers’ Representative”);

(2)	BLUE FX HOLDINGS CORPORATION, a corporation incorporated registered in the State of Delaware, USA whose registered office is at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, USA and COWLEY CORPORATION, a corporation incorporated registered in the State of Delaware, USA whose registered office is at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, USA;

(3)	FXCM Holdings, LLC, a limited liability company formed in the State of Delaware, USA (the “Buyer” or “Holdings”); and

(4)	FXCM Inc a Delaware Corporation (the “Corporation”)
RECITALS
(A)	The Buyer acquired the entire issued share capital of ODL Group Limited pursuant to a Share Purchase Agreement between (1) Blue FX Holdings Corporation and Cowley Corporation, (2) Gardenparty Limited, (3) The ODL Management Sellers, (4) The Adhering ODL Sellers and (5) the Buyer dated 1 May 2010 as subsequently amended by a closing agreement dated 1 October 2010 and deed of assignment dated 1 October 2010 (collectively the “SPA”).

(B)	The parties wish to record amend certain other terms of the SPA on the terms and conditions of this Agreement and to record agreement in relation to the Exchange Agreement (as further defined herein).

1	INTERPRETATION AND SCOPE

1.1	Unless otherwise defined herein words and expressions used in this Agreement shall be interpreted in accordance with Schedule 6 or Schedule 14 (as the case may be) to the SPA.

1.2	Clauses 14, 15, 16, 21, 22, 24, 25, 26, 27, 28, 29 and 30 of the SPA shall apply to this Agreement mutatis mutandis as if set out in full herein.

1.3	The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4	Except to the extent amended in this Agreement the SPA shall remain in full force and effect and all rights and remedies are reserved, by the Buyer under the SPA except as expressly set out in this Agreement.

2	EARN OUT

2.1	The Buyer Consideration Share shall be 5.25 per cent. of all the membership interests in the Buyer as more fully described in the Third Amended and Re-stated Limited Liability Company Agreement in respect of the Buyer to be entered into on or around the date of the initial public offering of the Corporation (the “Third Amended LLC Agreement”) and shall, to the extent not already issued, be issued to the C-Corp Sellers in the proportions set opposite their respective names in part 2 of Schedule 1 to the SPA and with effect from 1st October 2010. In the event that the Third Amended LLC Agreement does not come into effect or Section 9.15 of the Third Amended LLC Agreement is deemed to apply then the Second Amended LLC Agreement (as such term is defined in the Third Amended LLC Agreement) shall notwithstanding any provision to the contrary be amended and restated such that the New Members shall have an effective sharing ratio equal to 5.25 per cent and the provisions reserving the Undistributed Pre-Transaction Amount for the benefit of the Prior Members be removed.
2.2	The issue of the Buyer Consideration Share as described above shall be in full and final settlement of all obligations of the Buyer to the C-Corp Sellers under clause 4.3 and Schedule 7 of the SPA.

2.3	The amount by which the Buyer Consideration Share is increased pursuant to this Agreement shall be treated as an adjustment to the consideration received by the C-Corp Sellers in the share purchase for U.S. federal income tax purposes, and the Capital Account (as defined in the LLC Agreement) of each C-Corp Seller shall be increased by an amount equal to 50% of the initial Capital Account balance of such C-Corp Seller immediately following the Completion under the SPA (i.e. so that the aggregate Capital Account balances of the C-Corp Sellers will be equal to 5.25% of the Capital Account balances of all of the members of the Buyer as of immediately following Completion).

3	EBT

3.1	Subject to clause 3.3, in the event that the Company receives cash payments from time to time in repayment of the Trustee Facility Agreement the Buyer shall apply an amount equal to the sums received (less any Tax, including any such Tax as is referred to clause 3.1(e) of the Tax Deed, and less any costs of collection) (“Net EBT Collections”) as follows:
(a)	if the cash payments are received by the Company in free and cleared funds prior to or on the Claims Expiry Date the Net EBT Collections shall be allocated to the Contingency Fund and shall be governed by the terms of Schedule 6 to the SPA and the Buyer shall waive its right to payment in respect of any Tax referred to in clause 3.1(e) of the Tax Deed as is equal to the amount not allocated to the Contingency Fund by virtue of the deductions in determining the Net EBT Collections PROVIDED THAT such Tax will be treated as having been paid to the Buyer by the Sellers under clause 3 of the Tax Deed for the purposes of clause 8 of the Tax Deed);

(b)	if the cash payments are received in free and cleared funds by the Company after the Claims Expiry Date then:
(i)	if there are any actual or contingent liabilities of the Buyer or any Group Company in connection with the EBT Plan which have not otherwise been collateralised or secured pursuant to paragraph 34 of Schedule 6 to the SPA the Net EBT Collections shall be used to satisfy or collateralise or secure such liabilities in accordance with paragraph 34 of Schedule 6 to the SPA; and

(ii)	if not, or if there is any excess after the satisfaction, collateralisation or security described at paragraph 3.1(b)(i), the Buyer shall promptly pay the Net EBT Collections (or the excess of them) to the Sellers’ Solicitors US$ Bank Account
PROVIDED THAT if in the Buyer’s reasonable opinion any such cash payment received by the Company may be rescinded, avoided, reduced, redirected, challenged or invalidated whether in respect of the bankruptcy of any beneficiary (past or present) of the EBT or otherwise, the Buyer shall not be obliged to make such payment. In such circumstances the Buyer shall promptly notify the Seller’s Representative that it is withholding payment and take into account any representations made by the Seller’s Representative as to whether it is reasonable to continue to withhold payment.

3.2	The C-Corp Sellers undertake to fully indemnify, keep indemnified and hold harmless on demand the Buyer and each Group Company against all Losses which are suffered or incurred by them and which arise out of or in connection with the payment of any Net EBT Collections pursuant to clause 3.1 above which are subsequently rescinded, avoided, reduced, redirected, challenged or invalidated whether in respect of the bankruptcy of any beneficiary (past or present) of the EBT or otherwise.

3.3	The Buyer’s obligations under clause 3.1 above, including in respect of any cash payments withheld by the Buyer pursuant to the proviso thereto, shall cease absolutely at 5.00pm UK time on the date upon which the C-Corp Sellers are liquidated or dissolved, and thereafter any cash payments from time to time received in repayment of the Trustee Facility Agreement shall be for the sole account of the Company.

4	FOREBEARANCE

4.1	The Buyer shall use all reasonable endeavours to procure that the Company shall not make demand on the EBT Trustee for repayment under the Trustee Facility Agreement until the date upon which either of the C-Corp Sellers have converted, or could have converted, their interest in the Buyer into shares in the Corporation and such shares are or would have been if the C-Corp Sellers converted such shares the subject to a registration statement with the Securities and Exchange Commission enabling such shares to be freely sold by the C-Corp Sellers PROVIDED THAT this clause 4.1 shall not be breached in the event that Company makes demand on the EBT Trustee for repayment under the Trustee Facility Agreement in an amount up to the cash amount held by the EBT Trustee from time to time.

5	CORRECTION

5.1	Clause 9.5 of the SPA shall be shall be replaced in its entirety with the following:

“9.5 In the event of a rebate or repayment by HMRC of the S419 Payment which is received by the Group in whole or in part (a “S419 Rebate”) after the Claims Expiry Date and provided that there are no actual or contingent liabilities of the Buyer or any Group Company in connection with the EBT Plan which have not otherwise been collateralised or secured pursuant to paragraph 34 of Schedule 6 then the Buyer shall promptly issue Buyer Loan Notes in an amount equal to such S419 Rebate to the C-Corp Sellers in the proportion set opposite their respective names on Part 2 of Schedule 1 on the basis that the “Final

Maturity Date” in respect of such Buyer Loan Notes shall be three months after the date of issue of such notes.”
6	IMPACT OF CREATION OF AMENDED LLC AGREEMENT ON FXCM LIQUIDITY EVENT AND REMOVAL OF CLAWBACK RIGHT

6.1	Paragraph 20 of Schedule 6 of the SPA shall be shall be replaced in its entirety with the following:
“COLLATERAL — FXCM LIQUIDITY EVENT AND REPLACEMENT COLLATERAL
20.	If a FXCM Liquidity Event occurs:
(a)	first, if the ODL Sellers receive cash then any outstanding Settlement Amounts shall, to the extent of the cash received, be satisfied through a corresponding and immediate cash payment by the ODL Sellers to the Buyer;

(b)	secondly, if and to the extent that the ODL Sellers receive cash which is surplus to the amount required to discharge outstanding Settlement Amounts, (“Surplus FXCM Liquidity Cash”) then the ODL Sellers shall immediately pay into an Escrow Account, either:
(i)	an amount equal to 100% of Surplus FXCM Liquidity Cash, if the FXCM Liquidity Event occurs prior to the Claims Expiry Date; or,

(ii)	if the FXCM Liquidity Event occurs on or after the Claims Expiry Date, the sum total of all Outstanding Claims,
(c)	thirdly, if and to the extent that the ODL Sellers receive any non cash consideration (including without limitation any shares of any capital stock or other securities in any Corporation) or enter into the Third Amended LLC Agreement then the ODL Sellers shall simultaneously with the FXCM Liquidity Event execute and deliver at the Buyer’s election:
(i)	a security agreement (or in the case of any such stock or other securities, a pledge agreement, in which case the ODL Sellers shall also deliver to Buyer or the Corporation, as applicable, any certificates for any such stock or other securities duly endorsed or accompanied by stock powers or other instruments of transfer) creating a first priority perfected security interest in favour of the Buyer or its nominee as security for their obligations under this Agreement and comprise 100% of such non cash consideration including their interests under the Third Amended LLC Agreement (the “Security”), or

(ii)	an option or right to acquire up to 100% of such non cash consideration including their interests under the Third Amended LLC Agreement (the “Option”) on terms equivalent to those set out at paragraph 18 in respect of forfeiture of Buyer Consideration Share; or

(iii)	both Security and Option
in each case providing customary terms and conditions and otherwise being in form and substance satisfactory to the Buyer.

The circumstances in which the Buyer would have been entitled to serve a Forfeiture Notice under paragraph 18 shall entitle the Buyer (or any Corporation, as applicable) to enforce all rights and remedies (in whole or in part) in respect of any Security or Option or otherwise available at law or equity and in calculating the Equity Value the provisions of paragraphs 21 to 30 shall apply mutatis mutandis save that Buyer Consideration Share shall be deemed a reference to Security or Option.

Each ODL Seller shall execute and deliver to the Buyer or any Corporation, as applicable, concurrently with its execution and delivery of any such security agreement, pledge agreement or option and at any time thereafter at the reasonable request of the Buyer or any Corporation, as applicable, all financing statements, continuation financing statements, security agreements, pledges, assignments, affidavits, reports, notices, letters of authority, and all other documents that the Buyer or any Corporation, as applicable, may reasonably request, in form and substance satisfactory to the Buyer or any Corporation, as applicable, to perfect and maintain perfected the Buyer’s or the Corporation’s continuing security interests in such non-cash collateral (and/or stock or other securities) and or option and in order to fully consummate all of the transactions contemplated under this sub-paragraph 20(c), and each ODL Seller hereby authorises the Buyer, or the Corporation, as applicable, to file and/or record such financing statements and other documents as the Buyer or the Corporation, as applicable, deems necessary to perfect and maintain its continuing security interest and or option therein.
7	CLARIFICATION ON THE RELEASE OF COLLATERAL

7.1	Paragraph 34 of Schedule 6 of the SPA shall be shall be replaced in its entirety with the following:
“RELEASE OF CONTINGENCY FUND AND OTHER COLLATERAL
34.	Subject to any holdback as collateral for Outstanding Claims pursuant to paragraph 35, on the Claims Expiry Date the Buyer shall as soon as practicable and in any event within five Business Days, pay by telegraphic transfer to the Sellers’ Solicitors’ US$ Bank Account the entire amount standing to the credit of the Contingency Fund (including any amounts due in relation to the Buyer Loan Notes) and after all deductions pursuant to the Waterfall Payment Mechanism, PROVIDED THAT in the event that:
(a)	any Member of the Buyer Group or any Group Company has any liability (contingent or actual) for Tax in connection with the EBT Plan; or

(b)	the Trustee Facility Agreement has not been repaid or waived and has not otherwise been transferred in accordance with Clause the Set Aside shall be revised to US $2,400,000 (or in the event that either party considers such amount to be insufficient or excessive, such amount as is calculated to provide collateral equal to 150% of the potential liability of the C-Corp Sellers under the Tax Deed in respect of the EBT Plan and associated liabilities as determined by the Buyer’s auditor from time to time acting as expert and not as arbitrator) as collateral for all Claims under (i) the Tax Deed in connection with the EBT Plan and associated liabilities or (ii) this Agreement until such time as the same are satisfied in full to the Buyer’s satisfaction. Any such Claim shall be treated under the terms of the Waterfall Payment Mechanism.

Subject to the form of the collateral for (i) Outstanding Claims pursuant to paragraph 35, and (ii) the revised Set Aside pursuant to paragraph 34, being held in the Escrow Account in cash, the Buyer on the Claims Expiry Date (and on any subsequent date when this condition is satisfied) shall release and re-assign to the C-Corp Sellers any Security or Options it holds pursuant to sub-paragraph 20(c).

If and to the extent not otherwise used to settle Claims under (i) the Tax Deed in connection with the EBT Plan and associated liabilities, or (ii) this Agreement, and provided that there are no outstanding Claims, the Buyer shall on 1st August 2013 or such earlier date as agreed, transfer by telegraphic transfer the balance (if any) of the revised Set Aside established pursuant to paragraph 34 to the Sellers’ Solicitor’s US$ Bank Account.

In the event that there is a negative balance in the Contingency Fund as at the Claims Expiry Date, the balance shall be treated as an Outstanding Claim.

8	EXCHANGE AGREEMENT

8.1	Reference is made to the Exchange Agreement (the “Exchange Agreement”), to be dated on or about the date of the initial public offering of the Corporation, and between (1) the Corporation, (2) Holdings and (3) the holders of Holdings Units (as defined in the Exchange Agreement). All capitalized terms used but not defined in this clause 8 shall have the meanings ascribed to them in the Exchange Agreement.

8.2	Pursuant to the Exchange Agreement, Blue FX Holdings Corp., a Delaware corporation (“Blue”), and Cowley Corp., a Delaware corporation (“Cowley”) (together with Blue, the “B/C Holders” and each a “B/C Holder”) are entitled to surrender their Holdings Units in exchange for shares of Class A Common Stock, at such time and pursuant to such terms as set forth in the Exchange Agreement. In consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, notwithstanding anything to the contrary set forth in the Exchange Agreement, each B/C Holder may elect to effect an Exchange otherwise permitted thereunder in the manner specified in this clause 8 (such exchange, a “B/C Exchange”).
8.3	A B/C Holder may exercise its right to effect a B/C Exchange by delivering to the Corporation a written election of exchange in respect of the Holdings Units to be exchanged substantially in the form set out below and otherwise in accordance with Section 2.1(b) of the Exchange Agreement. The provisions of the Exchange Agreement shall continue to apply except to the extent any such provisions are inconsistent with any provision of this clause 8. Not in limitation of the foregoing, (i) the obligations of Holdings set forth in Section 2.1(b) of the Exchange Agreement shall instead be the obligations of the Corporation with respect to any B/C Exchange, and (ii) Section 2.1(c) of the Exchange Agreement shall be applied with respect to any B/C Exchange to require that any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, any B/C Exchange shall be borne by the B/C Holder to the extent that such taxes, if any, would be treated as “other property or money” within the meaning of Section 356(a) of the Code if borne by the Corporation.

8.4	Upon making an election to effect a B/C Exchange, the electing B/C Holder shall adopt a plan of reorganization within the meaning of Section 368(a)(2)(g)(i) of the Code and, upon receiving shares of Class A Common Stock pursuant to the B/C Exchange, the B/C Holder shall liquidate and distribute the Class A Common Stock it received, as well as its other properties, in pursuance of such plan of reorganization.

8.5	The parties hereby agree that, in the event of any conflict between the provisions of the LLC Agreement and/or the Exchange Agreement, on the one hand, and the provisions of this clause 8, on the other hand, the provisions of this clause 8 shall control.

8.6	Notwithstanding any provision in the Exchange Agreement (including, without limitation, Section 4.10 thereof) the parties hereby agree to treat any B/C Exchange as a tax-free reorganization qualifying under Section 368(a)(1)(C) of the Code and to not take any action or position that would be inconsistent with such qualification or fail to take any action or position required for such treatment, unless such treatment is not permitted as a result of a change in applicable tax law.
FORM OF
ELECTION OF EXCHANGE
FXCM Inc.
32 Old Slip
New York, New York 10005
Attention: Chief Financial Officer
     Reference is hereby made to the agreement, dated as of _______ (the “Agreement”), among, inter alia, Blue FX Holdings Corp., a Delaware corporation, Cowley Corp., a Delaware corporation and FXCM Inc., a Delaware corporation, and FXCM Holdings, LLC, a Delaware limited liability company. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement or the Exchange Agreement, as applicable.

     The undersigned B/C Holder hereby transfers to the Corporation the number of Holdings Units set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Agreement.
     Legal Name of B/C Holder:
     Address:
     Number of Holdings Units to be Exchanged:
     The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election and to perform the undersigned’s obligations hereunder; (ii) this Election has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Holdings Units subject to this Election are being transferred to the Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Holdings Units subject to this Election is required to be obtained by the undersigned for the transfer of such Holdings Units to the Corporation.
     The undersigned hereby further represents and warrants that (i) the undersigned is classified as a corporation for U.S. federal income tax purposes, and (ii) the Holdings Units for which this Election is being made represent substantially all of the undersigned’s properties as of the date hereof within the meaning of Section 368(a)(1)(C) of the Code.
     The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation the Holdings Units subject to this Election and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election to be executed and delivered by the undersigned or by its duly authorized attorney.
Name:
Dated:

Executed and delivered as a deed by		)
GILES ELLIOTT in the capacity as			/s/ Giles Elliott
Sellers’ Representative		)

Giles Elliott
in the presence of:			11/8/2010

Witness Signature:	/s/ Lorenzo Naldini

Witness Name:	Lorenzo Naldini

Address:	10 Lower Thames Street
London EC 3R GAD

Executed and delivered as a deed		)	/s/ Giles Elliott
by BLUE FX HOLDINGS CORPORATION		)

a company incorporated in Delaware			Name: Giles Elliott
acting by an authorised signatory who in			Title: Sellers’ Representative, 11/8/2010
accordance with the laws of that territory
is acting under the authority of that company

Executed and delivered as a deed		)	/s/ Giles Elliott
by COWLEY CORPORATION		)

a company incorporated in Delaware			Name: Giles Elliot
acting by an authorised signatory who in			Title: Sellers’ Representative, 11/8/2010
accordance with the laws of that territory
is acting under the authority of that company

Executed and delivered as a deed		)
by FXCM HOLDINGS, LLC		)	/s/ Dror Niv

a company incorporated in Delaware			Name: Dror Niv
acting by an authorised signatory who in			Title: Chief Executive Officer, 11/10/2010
accordance with the laws of that territory
is acting under the authority of that company

Executed and delivered as a deed		)
by FXCM INC.,		)	/s/ Dror Niv

a company incorporated in Delaware			Name: Dror Niv
acting by an authorised signatory who in			Title: Chief Executive Officer, 11/10/2010
accordance with the laws of that territory
is acting under the authority of that company